UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 18, 2024

VWF Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56459	88-1256373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

976 South Shannon Street, Van Wert, Ohio 45891
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 419-238-9662

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
NA	NA	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On December 18, 2024, the board of directors of VWF Bancorp, Inc. (the “Company”) authorized the Company’s second share repurchase program (the “December 2024 Repurchase Plan”). Under the December 2024 Repurchase Plan, the Company may purchase up to $100,000 of the Company’s common stock. The December 2024 Repurchase Plan is effective January 1, 2025 and terminates December 31, 2025. The previous repurchase plan is terminated in connection with the approval of the December 2024 Repurchase Plan.

Under the Company’s share repurchase program, purchases take place as and when determined by the Company in open market or private transactions, including transactions that may be affected pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Pursuant to this program, purchases of shares of the Company’s common stock, are made based upon the market price of the Company’s common stock, the nature of other investment and growth opportunities, expected free cash flow, and general economic conditions. The share repurchase program does not require the Company to acquire any specific number of shares and may be modified, suspended, extended or terminated by the Company at any time without prior notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

VWF BANCORP, INC.

/s/ Michael D. Cahill
Date: December 20, 2024	By:	Michael D. Cahill
	Title:	President and Chief Executive Officer